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           (Letterhead of Arthur Andersen LLP appears here)



March 29, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

Dear Sirs:

We have read Item 4 included in the attached Form 8-K/A dated March 28, 1995, of Battle Mountain Gold Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By:   /s/ J.R. Sult
   ----------------
      J.R. Sult


Copy to:   Mr. R. Dennis O'Connell
           Battle Mountain Gold Company